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                                                                   EXHIBIT 10.5



                           THE COLEMAN COMPANY, INC.




June 11, 1997


Mr. Frederik van den Bergh
"Le Biolet"
F-74140 - Loisin
France




Dear Mr. van den Bergh:

          This letter is intended to fully settle all of our differences arising out of or relating to your employment with The Coleman Company, Inc. ("Coleman") and the "Company" (as hereinafter defined) and your separation from such employment.

          You will continue to serve the Company until your "Severance Date," which means June 30, 1997. On your Severance Date you will, by our mutual agreement and consent, cease to be an employee, officer and director of the Company and all affiliated companies. Certain amounts will become payable to or in respect of you, and you will be entitled to certain rights and benefits, on account of your separation from the Company's employ, as described below.

          The term "Severance Period" as used in this Agreement means the period from July 1, 1997 through June 30, 1998, or if earlier, the end of the month in which your death occurs.

          1.   SALARY, SEVERANCE, UNEMPLOYMENT COMPENSATION:

               (a) Through the Severance Date, you will be paid a monthly salary at your current annual rate of $500,000, and you will be entitled to continue to participate in all retirement, health and other fringe benefit plans in which you currently participate on a

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                    basis equivalent to Company executives of similar stature.

               (b) You will be paid two severance payments, as follows: a lump sum payment of $450,000 on July 3, 1997 and a lump sum payment of $100,000 on October 3, 1997.

               (c) You acknowledge and agree that any bonus to which you might be entitled on account of services after 1996 are adequately reflected in the payments provided for herein and that no bonuses or other incentive or extra compensation is presently owed to you.

               (d) If you apply for, and are awarded, unemployment compensation benefits during the Severance Period, your compensation specified in Section 1(b) will be reduced by the amount of unemployment compensation you receive. The decision to apply for state unemployment compensation is your own.

          2.   SPECIAL PAYMENT:

               (a) Coleman will pay you an additional $66,667 on July 3, 1997 if you have not exercised your right to revoke the ADEA Release (as defined herein) as provided in Section 15(b).

               (b) It is understood that any payment made under Section 2(a) shall be a special inducement to you not to revoke the ADEA release.

          3.   PENSION BENEFITS:

          You agree and acknowledge that you are not entitled to any benefits under any employee benefit plan of the Company, including but not limited to any supplemental executive retirement plan or any other pension plan, except as specifically provided for herein.

          4.   VACATION:

          As soon as practicable after the Severance Date, you will be paid for two weeks of unused accrued vacation in accordance with the Company's regular policies. Except as provided in the preceding sentence, you shall cease to have any right to any unused accrued vacation and no payment shall be made to you on account of any such vacation time.

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          5.   MEDICAL BENEFITS:

               (a) Through the last day of the Severance Period, you will continue to be eligible to participate in Coleman's medical program available to Coleman's senior-most executives or in a substantially comparable program to be selected by the Company. You and the Company acknowledge that, after the end of the Severance Period, you will not be eligible to participate in any of Coleman's medical programs, including Coleman's retiree medical programs.

                    If you engage in regular employment after the Severance Date (whether as an executive or as a self-employed person), and you or your spouse are eligible to receive or receive any medical benefits in consideration of such employment, Coleman will be relieved of its obligation under this
                    Section 5 to provide medical benefits. You will promptly notify Coleman of your employment and eligibility for, or receipt of, medical benefits.

               (b) After the Severance Date, neither you nor your spouse will be eligible to participate in any Company welfare plans except as provided above, and such coverage shall be in lieu of coverage otherwise available to either you or your spouse under the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") or any other applicable continuation of coverage laws. The benefits provided by this Section 5 shall be contingent on the execution by you and your spouse of such acknowledgments of the foregoing, including any waivers of your and your spouse's rights under COBRA, as the Company may reasonably request, including a waiver in the form of Attachment B.

          6.   EQUITY:

               (a)  STOCK OPTIONS.

                    You will be eligible to exercise the following stock options for 90 days after the Severance Date:

              -------------------------------------------------------
                              # Vested @ 6/30/97
                               as per Employment
               Grant Date               Agreement       Option Price
              -------------------------------------------------------
                   5-1-96                  23,380            $23.125
              -------------------------------------------------------
                 12-27-96                   3,507            $ 15.00
              -------------------------------------------------------
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              -------------------------------------------------------
                   4-15-97                   501            $ 14.00
              -------------------------------------------------------

                    Such options, if not exercised within such 90 day period, shall terminate and expire at the end of such 90 day period. You acknowledge and agree that all other stock options held by you are not presently exercisable and are not scheduled to become exercisable before the Severance Date and accordingly will not be exercisable after the date hereof.

                    Notwithstanding anything to the contrary in the agreements governing the stock options, you agree that: if you wish to exercise a stock option, you will provide Coleman with written advance notice (in the manner described in Section 20 of this Agreement) stating your intention and identifying an option exercise date at least seven days after the date that such advance notice is received by Coleman; within three days after the receipt by Coleman of any such advance notice, Coleman may in its sole discretion determine to pay you cash in lieu of allowing you to exercise some or all of the stock options with respect to which you have provided such advance notice of intention to exercise; if Coleman determines to exercise its rights under this Section 6, Coleman shall provide to you, within such three day period, a written notice identifying the stock options as to which Coleman has determined to so exercise its rights and the number of shares under each such stock option as to which Coleman has so determined to exercise its rights; any such cash payment shall be paid to you within five days after the option exercise date set forth in your advance notice; and the amount of such cash payment shall (on an option-by-option basis) equal the number of shares to which you would otherwise would have become entitled (the "Shares") on exercise of the stock option in respect of which Coleman has determined to exercise its rights under this Section 6, multiplied by the difference between (A) the closing price of a Share on the New York Stock Exchange on the date on which you would have exercised your stock option (but for Coleman's exercise of its rights under this Section 6) minus
                    (B) the per share exercise price of such stock option.

               (b)  QUALIFYING SHARES

                    All shares of any subsidiary of the Company which you hold on the date of this Agreement shall be returned to such subsidiary or its designee prior to the Severance Date. You shall receive no


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                 consideration for such shares.

          7.   OFFSET:

          If there shall ever be any amount due to the Company on account of claims which are not covered by the release provided herein, the Company shall be entitled to offset against any amount payable to or in respect of you hereunder, any sums owed by you to the Company provided that any such offset shall be made only at the direction of an arbitrator conducting an arbitration pursuant to Section 24 of this Agreement.

          8.   WAIVER, MUTUAL RELEASE, ETC.:

               (a) You release and discharge the Company from any and all charges, claims and causes of action of any kind, whether known or unknown and whenever arising, including, but not limited to, all claims arising at any time, directly or indirectly, out of your employment or the termination of your employment with the Company, PROVIDED, HOWEVER, that you do not waive, and such released claims shall not include, any of your rights to receive payments and benefits under this Agreement or otherwise enforce this Agreement.

               (b) You realize there are many laws and regulations prohibiting employment discrimination pursuant to which you may have rights or claims. These include, without limitation, the Age Discrimination in Employment Act of 1967, as amended; the National Labor Relations Act, as amended; the Civil Rights Act of 1991; 42 U.S.C. 1981, as amended; the Americans With Disabilities Act of 1990; Title VII of the Civil Rights Act of 1964, as amended; the Employee Retirement Income Security Act of 1974, as amended; and various other foreign and U.S. federal, state and local human rights laws. You also understand there may be other statutes and laws of contract and tort, otherwise relating to your employment. By signing this Agreement you acknowledge that you intend to waive and release any rights known or unknown you may have under these laws, as provided in paragraph 8(a) (subject to your limited rights under Section 15(b)).

               (c) You have not filed, nor will you initiate or cause to be initiated on your behalf, any complaint, charge, claim or proceeding against the Company before any local, state federal or foreign agency, court or other body relating to your employment or the resignation thereof (each individually a "Proceeding"), nor

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                    will you participate in any Proceeding, in each case,
                    except as required by law. You represent that you are not aware of any basis on whichsuch a Proceeding could reasonably be instituted. You waive any right you may have to benefit in any manner from any relief (whether monetary or otherwise) arising out of any Proceeding, including any Proceeding conducted by the Equal Employment Opportunity Commission ("EEOC"). You understand that by entering into this Agreement, you will be limiting the availability of certain remedies that you may have against the Company and limiting also your ability to pursue certain claims against the Company.

               (d) The Company forever releases you, your family, your estate, your agents, successors and assigns from any and all claims, demands, causes of action, controversies, agreements, promises and remedies, in connection with or in relationship to your capacity as an employee or officer or director of the Company, whenever arising, whether known or unknown, PROVIDED, HOWEVER, that the Company does not release any of its rights arising under this Agreement.

               (e) As referred to in this Agreement, the Company includes any or all of Coleman, its subsidiaries and other affiliates, divisions, respective successors and assigns, the directors, officers, representatives, shareholders, agents, employees of any of them and, in the case of individuals, their respective heirs and personal representatives. References in this Agreement to a person's employment include not only common law employment but also service as a director or other service as an independent contractor.

          9.   COOPERATION; NO RE-EMPLOYMENT:

               (a) In consideration of the payments to be made under Section 1(b) and the other provisions of this Agreement, during the two year period following the Severance Date you agree to make reasonable efforts to cooperate with the Company, if requested by Coleman, in the handling or investigation of any administrative charges, government inquiries or lawsuits involving the Company that relate to matters that arose while you were an employee or director of the Company and to consult with the Company and its advisors, as reasonably requested, on business inquiries related to any such matters. The Company will reimburse you for any reasonable out-of-pocket expenses you incur by reason of such cooperation.




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               (b)  You agree that you will not, at any time, reapply for employment with the Company in any capacity. You expressly waive any right or claim you may have for employment or reemployment with the Company. You covenant that you will not bring any suit or claim against the Company should you seek to obtain employment with the Company in the future and are denied such employment and you agree that this release shall be a complete bar to your entitlement to any legal, equitable, or administrative relief based upon any such denial of employment.

          10.  DOCUMENTS, NON-SOLICITATION,
               CONFIDENTIALITY AND NON-COMPETITION:

               (a) Promptly following the Severance Date, you agree to return to the Company all originals and copies of papers, notes, and documents (in any medium, including computer disks), whether Company property or not, prepared, received or obtained by you or your counsel during the course of your employment with the Company, and all equipment and property of the Company which may be in your possession or under your control, whether or not relating to the claims released hereby, including all such papers, work papers, notes, documents and equipment in the possession of your family and counsel. You agree that you, your family and counsel shall not retain copies of any such papers, work papers, notes and documents. Notwithstanding the foregoing, you may keep copies of any employment or benefits agreements between you and the Company, this Agreement, any publicly filed materials and any employee benefit plan and stock option plan materials distributed generally to participants in any such plan by the Company.

               (b) You also agree that for a period of two years from the Severance Date you will not solicit, entice or encourage any employee or officer of the Company, or any independent contractor, to terminate his or her relationship with the Company or to initiate or to threaten to initiate any legal process against the Company, and you shall not approach any such person for such purposes or authorize or knowingly approve the taking of such actions by any third party.

               (c) As a senior executive of the Company, you acknowledge that you have had access to proprietary information of the Company and confidential information regarding the Company, its
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                    personnel policies and its personnel.  You agree that
                    you and your spouse will hold, and that you will use your best efforts to cause your family and counsel to hold, all such information in a fiduciary capacity for the benefit of the Company and you will not disclose to any third party or use for your or their benefit or that of any third party, any such information except to the extent required by law or agreed to by the Company. Without limiting the foregoing, you agree that you will not at any time divulge to any other entity or person any confidential information acquired by you concerning the Company's financial affairs or business processes or methods or their research, development or marketing programs or plans, any other of its or their trade secrets, any confidential information regarding customers or customer lists, any confidential information regarding personal matters of any shareholders, directors, officers, employees or agents of the Company or their respective family members, any confidential information concerning this Agreement or the terms thereof, or any confidential information concerning the circumstances of your employment with and the termination of your employment from the Company, or any confidential information regarding discussions related to any of the foregoing or make, write, publish, produce or in any way participate in placing into the public domain any statement, opinion or information with respect to any of the foregoing or which reflects adversely upon or would reasonably impair the reputation or best interests of the Company or any of its shareholders, directors, officers, employees or agents or their respective family members, except in each case information which is required to be disclosed by court order, subpoena or other judicial or governmental administrative process. The foregoing prohibitions shall include, without limitation, directly or indirectly publishing (or causing, participating in, assisting or providing any statement, opinion or information in connection with the publication of) any diary, memoir, letter, story, photograph, interview, article, essay, account or description (whether fictionalized or not) concerning any of the foregoing, publication being deemed to include any presentation or reproduction of any written, verbal or visual material in any communication medium, including any book, magazine, newspaper, theatrical production or movie, or television or radio programming or commercial. In addition to any and all other remedies available to the Company for any violation of this Section 10(c), you agree to immediately remit and disgorge to the Company any and all payments paid or payable to you in connection with or as a result of engaging in
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                    any of the above acts.  In the event that you are required to make disclosure under any court order, subpoena or other judicial or governmental administrative process, you will promptly notify the Company, take all reasonable steps (at the Company's expense) requested by the Company to defend against the compulsory disclosure and permit the Company to participate with counsel of its choice and at its expense in any proceeding relating to the compulsory disclosure. You acknowledge that all information the disclosure of which is prohibited by this Section is of a confidential and proprietary character and of great value to the Company.

               (d)  Nothing in this Agreement is intended to prevent you from
                    (x) using on your behalf your general knowledge or experience in any area of professional activity, whether or not involving your service with the Company; (y) referring to and describing your performance of services for the Company as descriptive of your abilities and qualifications for employment or engagement by any other person; or (z) disclosing (on a confidential basis) information concerning the financial terms of this Agreement to your legal or tax advisors, or members of your immediate family.

               (e) Coleman agrees that it will not, and it will use its best efforts to cause the senior executive officers and directors of Coleman to not, at any time denigrate you, in connection with your employment or otherwise, through adverse or disparaging communication, written or oral, whether true or not, including without limitation, the expression of personal views, opinions or judgments. The preceding sentence shall not apply to any communication or disclosure which is required to be made by court order, subpoena or other judicial or governmental administrative process.

               (f) You agree that for a period of two years from the Severance Date (the "Non-Compete Period"), you will not serve as an officer, director or employee or in any other way assist the efforts of any Significant Competitor. As used herein, the term "Significant Competitor" shall mean any corporation, partnership or entity (i) that competes directly against the Company in one or more product lines with such product lines representing at least 10% of the total sales of such competitor, and (ii) where such competing products offered by the Company constitute at least 10% of the total sales of any organization unit of the Company (e.g. division or corporate) that you have been employed at
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                    during the previous 24 months.  Coleman acknowledges that
                    you expect to shortly engage in employment as the President of Black & Decker's European Power Tool Division and we agree that, given the present scope of those operations and the present levels of competition, you will not at this time be engaging in employment with a Significant Competitor as above defined.

                    Notwithstanding anything above, this section shall not prohibit you from owning not more than 5% of any publicly traded company.

          11.  INVENTIONS

          All inventions, whether or not patentable, conceived or developed by you, alone or with others, during your employment by the Company are the property of the Company and have been or will be promptly and fully disclosed by you to the Company. You will perform all necessary acts to vest title fully to any such invention in the Company and to enable the Company, at its expense, to secure and maintain domestic and/or foreign patents or any other rights for such inventions.

          12.  REMEDIES:

               (a) You and the Company agree that disgorgement is not a complete or adequate remedy at law and that you and the Company will be entitled, in addition to any other right and remedy you or it may have at law or in equity related to breaches of this Agreement, including, without limitation, disgorgement, to an injunction, without the posting of any bond or other security, enjoining or restraining you or the Company from any violation or threatened violation thereof.

               (b) Without denigrating the importance or materiality of the other provisions of this Agreement, you acknowledge and agree that the provisions of Sections 9, 10 and 11 are material and any breach of them would be a material breach of this Agreement and shall, in addition to claims for damages and any other remedy available under this Agreement, cause a recoupment and/or forfeiture of past and future payments under Section 1(b), all without abrogating the release granted herein.

          13.  NO ADMISSIONS:

          Neither this Agreement nor any actions taken pursuant to them shall in any event be construed as or deemed to be evidence of an admission or concession by any
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party on any matter leading up to this Agreement.  In addition, neither the fact of this Agreement nor any of its provisions shall be offered or received in evidence in any action or proceeding as an admission or concession of liability or wrongdoing by any party or for any other purpose.

          14.  NON-WAIVER OF VESTED OR LEGAL RIGHTS; NON-RETALIATION:

          In the event you do not sign this Agreement, you should understand that you will still receive the benefits to which you are legally entitled under the Company's benefit plans and/or applicable law (like COBRA).

          15.  ADDITIONAL ACKNOWLEDGMENTS; LIMITED REVOCATION:

               (a) You acknowledge that you have been given twenty-one (21) days from the date of receipt of this Agreement to consider this Agreement. You acknowledge that you have read this Agreement carefully, have been advised to consult an attorney and any other advisors of your choice, and fully understand that by signing below you are giving up certain rights which you may have to sue or assert a claim against the Company. You acknowledge that you have not been forced or pressured in any manner whatsoever to sign this Agreement and you agree to all of its terms voluntarily.

               (b) You shall have seven days from the date of this Agreement to revoke the release (the "ADEA Release") you are giving in
                    Section 9(a) and (b), but only to the extent it relates to any claim you may have arising under the Age Discrimination in Employment Act of 1967, as amended ("ADEA"). If you revoke such release, you will be deemed not to have released any claim arising under ADEA, you shall not be entitled to the payments described in Section 2(a).

          16.  ENFORCEABILITY:

          In the event that any provision of this Agreement is determined to be invalid or unenforceable, the remaining terms and conditions of this Agreement shall be unaffected and shall remain in full force and effect. In addition, if any provision is determined to be invalid or unenforceable due to its duration and/or scope, the duration and/or scope of such provision, as the case may be, shall be reduced, such reduction to be to the smallest extent necessary to comply with applicable law, and such provision shall be enforceable, in its reduced form, to the fullest extent permitted by applicable law.
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          17.  INDEMNIFICATION:

          Except as provided otherwise in this Agreement, Coleman shall indemnify you to the fullest extent permitted by applicable law and the existing By-Laws and Certificate of Incorporation of Coleman, against all costs, charges and expenses whatsoever ("Losses") incurred or sustained by you in connection with any action, suit or proceeding to which you may be made a party by reason of your having been a director, officer or employee of the Company. If any greater indemnification rights shall be provided under any change in Coleman's By-Laws or Certificate of Incorporation, you shall be entitled to such greater rights to the same extent as other directors, officers or employees who had terminated their relationship with Coleman on or before June 30, 1997. You shall hold the Company harmless against all Losses which arise out of any claims by your spouse or any beneficiary relating to payment or benefit obligations released or waived pursuant to this Agreement.

          18.  TAXATION:

          You shall be responsible for the payment of any and all required federal, state, local and foreign taxes incurred, or to be incurred, in connection with any amounts payable to you under this Agreement. All payment amounts specified herein are gross amounts prior to the application of any legally required withholdings for taxes or otherwise.

          19.  FURTHER ACKNOWLEDGMENTS:

          You agree to execute such further documents evidencing the termination of your employment by, and directorships of, the Company as may be reasonably requested by the Company, including a letter substantially in the form of Attachment A.

          20.  NOTICES:

          Any notice required or desired to be delivered under this Agreement shall be in writing and shall be delivered personally, by courier service or by registered mail, return receipt requested, and shall be effective upon actual receipt by the party to which such notice shall be directed, and shall be addressed as follows (or to such other address as the party entitled to notice shall hereafter designate in accordance with the terms hereof):

          If to the Company, to:

          The Coleman Company, Inc.
          625 Madison Avenue
          New York, NY  10022
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          Attention:  Mr. Terry C. Bridges

          And if to you, to the address set forth on the first page of this Agreement.

          If Coleman gives notice to you that the provisions of this paragraph shall apply: you agree that you will not communicate with the Company for any reason, directly or indirectly, including, if necessary, any notice of stock option exercise, except by notice to the Company, Attention: Mr.
Terry C. Bridges and all such notices shall be sent marked "Confidential", and a telefacsimile copy thereof shall be sent the same date to Robert C. Fleder, Esq., Paul, Weiss, Rifkind, Wharton & Garrison, 1285 Avenue of the Americas, New York, New York, 10019, (212) 757-3000.

          21.  ENTIRE AGREEMENT:

          This Agreement supersedes any and all other agreements between you and the Company and/or any other persons relating to your employment by the Company, including, but not limited to, the Employment Agreement effective as of May 1, 1996 between you and Coleman, including the First and Second Amendments thereto each dated August 1, 1996, whether written or oral, between the parties with respect to the subject matter hereof and contains all of the agreements between the parties with respect thereto. You, your spouse and beneficiaries are not eligible for any benefits from the Company including, but not limited to, severance benefits, except as specifically provided for herein.

          22.  NO ORAL MODIFICATION:

          This Agreement may not be modified or changed orally and may be modified and changed only by a written instrument executed by you and Coleman.

          23.  STATE LAW:

          This Agreement will be construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflict of laws.

          24.  RESOLUTIONS OF DISPUTES:

          Any disputes arising under or in connection with your employment with the Company, or this Agreement shall be resolved by binding, confidential arbitration to be held in Wichita, Kansas in a confidential, closed session in accordance with the rules and procedures of the American Arbitration Association. The arbitrators may assess expenses, including reasonable attorneys' fees, to either or both parties, taking into account the circumstances of the case. Except as assessed by the arbitrator pursuant to the previous
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sentence, each party shall bear its own expenses, including attorneys'
fees, in connection with any such dispute.

          25.  COUNTERPARTS; FACSIMILE SIGNATURES:

          This Agreement may be executed in counterparts, each of which shall be considered part of the same Agreement. Signatures to this Agreement may be supplied by telefacsimile signature, which shall be considered an original signature for purposes hereof.


                                   Very truly yours,

                                   THE COLEMAN COMPANY, INC.


                                   By: Jerry W. Levin
                                       ------------------------------------
                                       Jerry W. Levin, Its Duly Authorized
                                       Chief Executive Officer


Encl.
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          I have read this letter Agreement and I understand all of its terms.
I enter into and sign this AGREEMENT knowingly and voluntarily, with full knowledge of what it means.


                                   Frederik van den Bergh
                                   -------------------------------------------
                                   Mr. Frederik van den Bergh


          I have read this letter Agreement and I understand all of its terms, including without limitation my waiver of COBRA rights under Section 5 and my nondisclosure obligations under Section 10(c).


                                   Erica van den Bergh
                                   -------------------------------------------
                                   [Spouse]
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                                                                   Attachment A






                              June 11, 1997


CONFIDENTIAL

Jerry W. Levin
The Coleman Company, Inc.
1526 Cole Boulevard, Suite 300
Golden, Colorado  80401

Dear Jerry:

          Effective as of June 30, 1997, I hereby resign from all of my positions as director, officer and/or employee of The Coleman Company, Inc., and all of their subsidiaries and affiliates.

                                              Sincerely,


                                              Frederik van den Bergh
                                              --------------------------------
                                              Frederik van den Bergh
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                                                                   Attachment B



                                 June 11, 1997


CONFIDENTIAL

Jerry W. Levin
The Coleman Company, Inc.
1526 Cole Boulevard, Suite 300
Golden, Colorado  80401

Dear Jerry:

          The undersigned hereby acknowledge that (i) we have been provided with notice of our rights to continue medical coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and any similar state law ("COBRA"), (ii) we understand these rights, (iii) we have consulted our legal and tax advisors to the extent we have desired to do so and (iv) we voluntarily waive our rights under COBRA. We understand that by making this election our coverage under Coleman's group medical program applicable to active executive employees will cease, except as provided in Section 5 of the Agreement dated as of June __, 1997, between Frederik van den Bergh and The Coleman Company, Inc. and that after such coverage ceases, we will not have any continuation coverage rights under COBRA.

                                     Sincerely,


                                     Frederik van den Bergh
                                     ----------------------------------
                                     Frederik van den Bergh


                                     Erica van den Bergh
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                                     (Spouse)